Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of GS Finance Corp. (the “Corporation”), whose signature appears below, hereby constitutes and appoints Adam Siegler, Nnaemeka Eke, Matthew Bieber, Laurence Kleinman and Terence Donnelly, and each of them (so long as each such individual is an employee of the Corporation or an affiliate of the Corporation), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, in each of the undersigned’s capacity or capacities as shown below, a shelf registration statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Registration Statement”) registering Debt Securities, Warrants and Units of the Corporation, which may be offered and sold from time to time, or may be reoffered or resold in market making transactions by affiliates of the Corporation, and to sign any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors of the Corporation has executed this Power of Attorney as of January 27, 2025.

Title	Signature

Director, President (Principal Executive Officer)	/s/ Adam Siegler Adam Siegler

Director, Vice President	/s/ Nnaemeka Eke Nnaemeka Eke

Director, Treasurer (Principal Financial Officer)	/s/ Matthew Bieber Matthew Bieber

Director, Assistant Secretary	/s/ Laurence Kleinman Laurence Kleinman

Controller (Principal Accounting Officer)	/s/ Terence Donnelly Terence Donnelly